Exhibit 99.1

Contact:              Robert M. Gorman - (804) 523-7828

Executive Vice President / Chief Financial Officer

ATLANTIC UNION BANKSHARES REPORTS SECOND QUARTER FINANCIAL RESULTS

Richmond, Va., July 25, 2024 – Atlantic Union Bankshares Corporation (the “Company” or “Atlantic Union”) (NYSE: AUB) reported net income available to common shareholders of $22.2 million and basic and diluted earnings per common share of $0.25 for the second quarter of 2024 and adjusted operating earnings available to common shareholders(1) of $56.4 million and adjusted diluted operating earnings per common share(1) of $0.63 for the second quarter of 2024.

Merger with American National Bankshares Inc. (“American National”)

On April 1, 2024, the Company completed its acquisition of American National. American National’s results of operations are included in the Company’s consolidated results since the date of acquisition, and, therefore, the Company’s second quarter and first half of 2024 results reflect increased levels of average balances, net interest income, and expense compared to its prior quarter and first half of 2023 results. After purchase accounting fair value adjustments, the acquisition added $2.9 billion of total assets, including $2.2 billion of loans held for investment (“LHFI”), and $2.7 billion of total liabilities, including $2.6 billion in total deposits. The Company recorded preliminary goodwill of $282.3 million related to the acquisition.

In connection with the acquisition, the Company recorded an initial allowance for credit losses (“ACL”) of $18.5 million that consisted of an allowance for loan and lease losses (“ALLL”) of $17.1 million, which included a $3.9 million reserve on acquired loans that experienced a more-than insignificant amount of credit deterioration since origination (“PCD” loans), and a reserve for unfunded commitments (“RUC”) discussed below. The Company also recorded a $13.2 million reserve on purchased non-credit deteriorated loans (“non-PCD” loans) established through provision expense, which represents the CECL “double count” of the non-PCD credit mark, and a $1.4 million RUC through the provision for credit losses.

The Company incurred pre-tax merger costs of approximately $29.8 million during the second quarter of 2024 related to the American National acquisition.

“Atlantic Union delivered solid operating metrics in the second quarter, which is the first to include the financial impact of our merger with American National, which closed on April 1st,” said John C. Asbury, president and chief executive officer of Atlantic Union. “During the second quarter, we successfully completed the core systems integration over Memorial Day weekend, and now operate as one brand across our footprint. We believe the combination positions us well to deliver differentiated financial performance, increases our density and market power in central and western Virginia, and expands our franchise into contiguous markets in southern Virginia and in North Carolina.

Operating under the mantra of soundness, profitability, and growth – in that order of priority – Atlantic Union remains committed to generating sustainable, profitable growth, and building long-term value for our shareholders.”

NET INTEREST INCOME

For the second quarter of 2024, net interest income was $184.5 million, an increase of $36.7 million from $147.8 million in the first quarter of 2024. Net interest income (FTE)(1) was $188.3 million in the second quarter of 2024, an increase of $36.8 million from $151.5 million in the first quarter of 2024. The increases in both net interest income and net interest income (FTE)(1) were primarily the result of a $2.8 billion increase in average interest earning assets, partially offset by a $2.2 billion increase in average interest bearing liabilities, in each case primarily related to the acquisition of American

National. For the second quarter of 2024, the Company’s net interest margin increased 28 basis points to 3.39% and the net interest margin (FTE)(1) increased 27 basis points to 3.46% compared to the prior quarter, primarily due to the impacts associated with the American National acquisition. Earning asset yields for the second quarter of 2024 increased 34 basis points to 5.96% compared to the first quarter of 2024, and the cost of funds increased by 7 basis points to 2.50%, due to changes in deposit mix as depositors continued to move to higher yielding deposit products.

The Company’s net interest margin (FTE) (1) includes the impact of acquisition accounting fair value adjustments. Net accretion income related to acquisition accounting was $14.3 million for the quarter ended June 30, 2024, compared to $602,000 for the quarter ended March 31, 2024, with the increase due to the American National acquisition. The impact of accretion and amortization for the periods presented are reflected in the following table (dollars in thousands):

	Loan	Deposit	Borrowings
	Accretion	Amortization	Amortization	Total
For the quarter ended March 31, 2024	$819	$(1)	$(216)	$602
For the quarter ended June 30, 2024	15,660	(1,035)	(285)	14,340

ASSET QUALITY

Overview

At June 30, 2024, nonperforming assets (“NPAs”) as a percentage of total LHFI was 0.20%, a decrease of 3 basis points from the prior quarter and included nonaccrual loans of $35.9 million. This decline in the NPA ratio was primarily due to the effects of the American National acquisition, and the approximately $2.2 billion of LHFI acquired in that transaction. Accruing past due loans as a percentage of total LHFI totaled 22 basis points at June 30, 2024, a decrease of 10 basis points from March 31, 2024, and an increase of 6 basis points from June 30, 2023. Net charge-offs were 0.04% of total average LHFI (annualized) for the second quarter of 2024, a decrease of 9 basis points from March 31, 2024, and consistent with June 30, 2023. The ACL totaled $175.7 million at June 30, 2024, an increase of $23.9 million from the prior quarter and included the initial ACL related to the American National acquisition of $18.5 million, as well as the impact of loan growth and the impact of continued uncertainty in the economic outlook on certain portfolios.

Nonperforming Assets

At June 30, 2024, NPAs totaled $36.1 million, compared to $36.4 million in the prior quarter. The following table shows a summary of NPA balances at the quarters ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Nonaccrual loans	$35,913	$36,389	$36,860	$28,626	$29,105
Foreclosed properties	230	29	29	149	50
Total nonperforming assets	$36,143	$36,418	$36,889	$28,775	$29,155

The following table shows the activity in nonaccrual loans for the quarters ended (dollars in thousands):

	June 30,	March 31,	December 31,	September 30,	June 30,
	2024	2024	2023	2023	2023
Beginning Balance	$36,389	$36,860	$28,626	$29,105	$29,082
Net customer payments	(6,293)	(1,583)	(2,198)	(1,947)	(5,950)
Additions	6,831	5,047	10,604	1,651	6,685
Charge-offs	(759)	(3,935)	(172)	(64)	(712)
Loans returning to accruing status	(54)	—	—	(119)	—
Transfers to foreclosed property	(201)	—	—	—	—
Ending Balance	$35,913	$36,389	$36,860	$28,626	$29,105

Past Due Loans

At June 30, 2024, past due loans still accruing interest totaled $40.2 million or 0.22% of total LHFI, compared to $50.7 million or 0.32% of total LHFI at March 31, 2024, and $24.1 million or 0.16% of total LHFI at June 30, 2023. The decrease in past due loan levels at June 30, 2024 from March 31, 2024 was primarily within the 30-59 days past due category and driven by decreases in past due relationships within the other commercial, residential 1-4 family consumer, and commercial and industrial portfolios. Of the total past due loans still accruing interest, $15.6 million or 0.09% of total LHFI were past due 90 days or more at June 30, 2024, compared to $11.4 million or 0.07% of total LHFI at March 31, 2024, and $10.1 million or 0.07% of total LHFI at June 30, 2023. The increase in loans past due 90 days or more at June 30, 2024 from both March 31, 2024 and June 30, 2023 was primarily due to one credit relationship within the other commercial portfolio.

Allowance for Credit Losses

At June 30, 2024, the ACL was $175.7 million and included an ALLL of $158.1 million and a RUC of $17.6 million. At April 1, 2024, the initial ACL related to American National was $18.5 million, consisting of an ALLL of $17.1 million, which included a $3.9 million reserve on PCD loans, and a RUC of $1.4 million. Outside of the initial ACL related to the American National acquisition, the ACL at June 30, 2024 increased $5.4 million from March 31, 2024, primarily due to loan growth in the second quarter of 2024 and the impact of continued uncertainty in the economic outlook on certain portfolios.

The ACL as a percentage of total LHFI was 0.96% at June 30, 2024 and March 31, 2024. The ALLL as a percentage of total LHFI was 0.86% at June 30, 2024 and March 31, 2024.

Net Charge-offs

Net charge-offs were $1.7 million or 0.04% of total average LHFI on an annualized basis for the second quarter of 2024, compared to $4.9 million or 0.13% (annualized) for the first quarter of 2024, and $1.6 million or 0.04% (annualized) for the second quarter of 2023.

Provision for Credit Losses

For the second quarter of 2024, the Company recorded a provision for credit losses of $21.8 million, compared to a provision for credit losses of $8.2 million in the prior quarter, and a provision for credit losses of $6.1 million in the second quarter of 2023. Included in the provision for credit losses for the second quarter of 2024 was $13.2 million initial provision expense on non-PCD loans and $1.4 million on unfunded commitments, each acquired from American National. As compared to the prior quarter, the decrease in provision for credit losses, outside of the initial provision expense recorded on non-PCD loans and unfunded commitments acquired from American National, primarily reflects the impact of lower net charge-offs in the second quarter of 2024. As compared to the same period in the prior year, the increase in provision for credit losses, outside of the initial provision expense recorded on non-PCD loans and unfunded commitments acquired from American National, primarily reflects the impact of loan growth and the impact of continued uncertainty in the economic outlook on certain portfolios.

NONINTEREST INCOME

Noninterest income decreased $1.8 million to $23.8 million for the second quarter of 2024 from $25.6 million in the prior quarter, primarily driven by $6.5 million of pre-tax losses incurred on the sale of available for sale (“AFS”) securities as part of the Company’s restructuring of the American National securities portfolio, partially offset by increases in noninterest income due to the full quarter impact of the American National acquisition that closed on April 1, 2024.

Adjusted operating noninterest income,(1) which excludes losses and gains on sale of AFS securities (losses of $6.5 million in the second quarter and gains of $3,000 in the first quarter), increased $4.8 million to $30.3 million for the second quarter from $25.5 million in the prior quarter, primarily due to the impact of the American National acquisition, which drove the majority of the $2.1 million increase in fiduciary and asset management fees, the $832,000 increase in interchange fees, the $517,000 increase in service charges on deposit accounts, the $418,000 increase in loan-related interest rate swap fees, and the $236,000 increase in other service charges, commissions, and fees. In addition to the acquisition impact, BOLI income increased $546,000 compared to the prior quarter, primarily driven by a death benefit received in the second quarter, and mortgage banking income increased $326,000.

NONINTEREST EXPENSE

Noninterest expense increased $44.7 million to $150.0 million for the second quarter of 2024 from $105.3 million in the prior quarter, primarily driven by a $27.9 million increase in pre-tax merger-related expenses, as well as other increases in noninterest expense due to the full quarter impact of the American National acquisition.

Adjusted operating noninterest expense,(1) which excludes merger-related costs ($29.8 million in the second quarter and $1.9 million in the first quarter), amortization of intangible assets ($6.0 million in the second quarter and $1.9 million in the first quarter), and a FDIC special assessment ($840,000 in the first quarter), increased $13.5 million to $114.2 million for the second quarter from $100.7 million in the prior quarter, primarily due to the impact of the American National acquisition, which drove the majority of the $6.6 million increase in salaries and benefits, the $2.1 million increase in technology and data processing, the $1.2 million increase in occupancy expenses, and the $512,000 increase in franchise and other taxes compared to the prior quarter. In addition to the acquisition impact, professional services increased $1.3 million, primarily due to fees associated with various strategic projects, and marketing and advertising expense increased $665,000 compared to the prior quarter.

INCOME TAXES

As of each reporting date, the Company considers existing evidence, both positive and negative, that could impact the future realization of deferred tax assets. The Company’s bank subsidiary, Atlantic Union Bank, is subject to a bank franchise tax but not state income tax in Virginia, its primary place of business. The Company, its subsidiaries, and Atlantic Union Bank’s non-bank subsidiaries are subject to income taxes and may be able to utilize state deferred tax assets, depending on a number of factors including those entities’ financial results. During the quarter ended June 30, 2024, the Company reviewed its business plans considering the American National acquisition and other business changes and noted shifts within its state income tax footprint and other factors that impacted projected future realization of state deferred tax items, including those attributable to operations in Virginia. As a result, the Company concluded it is more likely than not that the benefit for certain state net operating loss carryforwards will not be realized, and the Company recorded a valuation allowance of $4.8 million via a non-cash charge to income tax expense for the second quarter of 2024.

The Company’s effective tax rate for the three months ended June 30, 2024 and 2023 was 31.2% and 14.4%, respectively, and the effective tax rate for the six months ended June 30, 2024 and 2023 was 22.3% and 15.5%. respectively. The increases in the effective tax rate for both the three and six months ended June 30, 2024 were primarily due to the valuation allowance established on June 30, 2024, which resulted in a 13 and 5 percentage point increase, respectively, in the effective tax rate.

BALANCE SHEET

At June 30, 2024, the Company’s consolidated balance sheet includes the impact of the American National acquisition, which closed April 1, 2024, as discussed above. ASC 805, Business Combinations, allows for a measurement period of 12 months beyond the acquisition date to finalize the fair value measurements of the acquired Company’s net assets as additional information existing as of the acquisition date becomes available. Any future measurement period adjustments will be recorded through goodwill upon identification. Below is a summary of the related impact of the acquisition on the Company's consolidated balance sheet as of the acquisition date.

●	The fair value of assets acquired totaled $2.9 billion and included total loans of $2.2 billion with an initial loan discount of $164.6 million.
●	The fair value of the liabilities assumed totaled $2.7 billion and included total deposits of $2.6 billion with an initial deposit mark related to time deposits of $4.1 million.
●	Core deposit intangibles and other intangibles acquired totaled $84.7 million.
●	Preliminary goodwill totaled $282.3 million.

At June 30, 2024, total assets were $24.8 billion, an increase of $3.4 billion from March 31, 2024 and $4.2 billion or approximately 20.2% from June 30, 2023. The increases in total assets from the prior quarter and prior year were primarily driven by growth in LHFI (net of deferred fees and costs) and the AFS securities portfolio, primarily due to the American National acquisition.

At June 30, 2024, LHFI (net of deferred fees and costs) totaled $18.3 billion, an increase of $2.5 billion from $15.9 billion at March 31, 2024, and an increase of $3.3 billion or 21.8% from June 30, 2023. LHFI increased from the prior quarter and prior year primarily due to the American National acquisition, as well as loan growth.

At June 30, 2024, total investments were $3.5 billion, an increase of $350.1 million from March 31, 2024, and an increase of $348.2 million or 11.1% from June 30, 2023. AFS securities totaled $2.6 billion at June 30, 2024 and $2.2 billion at both March 31, 2024 and June 30, 2023. The increases compared to the prior quarter and prior year were primarily due to the acquisition of American National. Total net unrealized losses on the AFS securities portfolio were $420.7 million at June 30, 2024, compared to $410.9 million at March 31, 2024 and $450.1 million at June 30, 2023. Held to maturity securities are carried at cost and totaled $810.5 million at June 30, 2024, $828.9 million at March 31, 2024, and $849.6 million at June 30, 2023 and had net unrealized losses of $44.0 million at June 30, 2024, $37.6 million at March 31, 2024, and $41.8 million at June 30, 2023.

At June 30, 2024, total deposits were $20.0 billion, an increase of $2.7 billion from the prior quarter, and an increase of $3.6 billion or 21.9% from June 30, 2023. The increases in deposit balances from the prior quarter and prior year are primarily due to increases in interest bearing customer deposits and demand deposits, primarily related to the addition of the American National acquired deposits, as well as increases in brokered deposits.

At June 30, 2024, total borrowings were $1.2 billion, an increase of $149.0 million from March 31, 2024 and a decrease of $113.6 million or 8.6% from June 30, 2023. At June 30, 2024 average borrowings were $1.0 billion, consistent with March 31, 2024, and a decrease of $53.3 million from June 30, 2023. The increase in borrowings from the prior quarter was primarily driven by increased use of short-term borrowings to fund loan growth, as well as increases associated with the American National acquisition, while the decrease from the same period in the prior year was due to paydowns of short-term borrowings due to deposit growth.

The following table shows the Company’s capital ratios at the quarters ended:

	June 30,	March 31,	June 30,
	2024	2024	2023
Common equity Tier 1 capital ratio (2)	9.47%	9.86%	9.86%
Tier 1 capital ratio (2)	10.27%	10.77%	10.81%
Total capital ratio (2)	13.00%	13.62%	13.64%
Leverage ratio (Tier 1 capital to average assets) (2)	9.05%	9.62%	9.64%
Common equity to total assets	11.62%	11.14%	10.96%
Tangible common equity to tangible assets (1)	6.71%	7.05%	6.66%

(1) These are financial measures not calculated in accordance with generally accepted accounting principles (“GAAP”). For a reconciliation of these non-GAAP financial measures, see the “Alternative Performance Measures (non-GAAP)” section of the Key Financial Results.

(2) All ratios at June 30, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.

During the second quarter of 2024, the Company declared and paid a quarterly dividend on the outstanding shares of Series A Preferred Stock of $171.88 per share (equivalent to $0.43 per outstanding depositary share), consistent with the first quarter of 2024 and the second quarter of 2023. During the second quarter of 2024, the Company also declared and paid cash dividends of $0.32 per common share, consistent with the first quarter of 2024 and a $0.02 increase or approximately 6.7% from the second quarter of 2023.

ABOUT ATLANTIC UNION BANKSHARES CORPORATION

Headquartered in Richmond, Virginia, Atlantic Union Bankshares Corporation (NYSE: AUB) is the holding company for Atlantic Union Bank. Atlantic Union Bank had 129 branches and approximately 150 ATMs located throughout Virginia and in portions of Maryland and North Carolina as of June 30, 2024. Certain non-bank financial services affiliates of Atlantic Union Bank include: Atlantic Union Equipment Finance, Inc., which provides equipment financing; Atlantic Union Financial Consultants, LLC, which provides brokerage services; and Union Insurance Group, LLC, which offers various lines of insurance products.

SECOND QUARTER 2024 EARNINGS RELEASE CONFERENCE CALL

The Company will hold a conference call and webcast for investors at 9:00 a.m. Eastern Time on Thursday, July 25, 2024, during which management will review our financial results for the second quarter 2024 and provide an update on our recent activities.

The listen-only webcast and the accompanying slides can be accessed at:

https://edge.media-server.com/mmc/p/ct8s95ox.

For analysts who wish to participate in the conference call, please register at the following URL:

https://register.vevent.com/register/BI670b5991ba5d495ea7c519f17cf6b388. To participate in the conference call, you must use the link to receive an audio dial-in number and an Access PIN.

A replay of the webcast, and the accompanying slides, will be available on the Company’s website for 90 days at: https://investors.atlanticunionbank.com/.

NON-GAAP FINANCIAL MEASURES

In reporting the results as of and for the period ended June 30, 2024, the Company has provided supplemental performance measures determined by methods other than in accordance with GAAP. These non-GAAP financial measures are a supplement to GAAP, which is used to prepare the Company’s financial statements, and should not be considered in isolation or as a substitute for comparable measures calculated in accordance with GAAP. In addition, the Company’s non-GAAP financial measures may not be comparable to non-GAAP financial measures of other companies. The Company uses the non-GAAP financial measures discussed herein in its analysis of the Company’s performance. The Company’s management believes that these non-GAAP financial measures provide additional understanding of ongoing operations, enhance comparability of results of operations with prior periods and show the effects of significant gains and charges in the periods presented without the impact of items or events that may obscure trends in the Company’s underlying performance. For a reconciliation of these measures to their most directly comparable GAAP measures and additional information about these non-GAAP financial measures, see “Alternative Performance Measures (non-GAAP)” in the tables within the section “Key Financial Results.”

FORWARD-LOOKING STATEMENTS

This press release and statements by our management may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include, without limitation, statements made in Mr. Asbury’s quotations, statements regarding our expectations with regard to the benefits of the American National acquisition, statements regarding our future ability to recognize the benefits of certain tax assets, our business, financial and operating results, including our deposit base and funding, the impact of future economic conditions, changes in economic conditions, our asset quality, our customer relationships, and statements that include other projections, predictions, expectations, or beliefs about future events or results or otherwise are not statements of historical fact. Such forward-looking statements are based on certain assumptions as of the time they are made, and are inherently subject to known and unknown risks, uncertainties, and other factors, some of which cannot be predicted or quantified, that may cause actual results, performance, or achievements to be materially different from those expressed or implied by such forward-looking statements. Forward-looking statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “continue,” “confidence,” or words of similar meaning or other statements concerning opinions or judgment of the Company and our management about future events. Although we believe that our expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of our existing knowledge of our business and operations, there can be no assurance that actual future results, performance, or achievements of, or trends affecting, us will not differ materially from any projected future results, performance, achievements or trends expressed or implied by such forward-looking statements. Actual future results, performance, achievements or trends may differ materially from historical results or those anticipated depending on a variety of factors, including, but not limited to, the effects of or changes in:

●	market interest rates and their related impacts on macroeconomic conditions, customer and client behavior, our funding costs and our loan and securities portfolios;
●	inflation and its impacts on economic growth and customer and client behavior;
●	adverse developments in the financial industry generally, such as bank failures, responsive measures to mitigate and manage such developments, related supervisory and regulatory actions and costs, and related impacts on customer and client behavior;
●	the sufficiency of liquidity and changes in our capital positions;
●	general economic and financial market conditions, in the United States generally and particularly in the markets in which we operate and which our loans are concentrated, including the effects of declines in real estate values, an increase in unemployment levels and slowdowns in economic growth;
●	the impact of purchase accounting with respect to the American National acquisition, or any change in the assumptions used regarding the assets acquired and liabilities assumed to determine the fair value and credit marks;
●	the possibility that the anticipated benefits of the American National acquisition, including anticipated cost savings and strategic gains, are not realized when expected or at all, including as a result of the impact of, or problems arising from, the recent integration of the two companies or as a result of the strength of the economy, competitive factors in the areas where we do business, or as a result of other unexpected factors or events;
●	potential adverse reactions or changes to business or employee relationships, including those resulting from the American National acquisition;
●	monetary and fiscal policies of the U.S. government, including policies of the U.S. Department of the Treasury and the Federal Reserve;
●	the quality or composition of our loan or investment portfolios and changes therein;
●	demand for loan products and financial services in our market areas;
●	our ability to manage our growth or implement our growth strategy;
●	the effectiveness of expense reduction plans;
●	the introduction of new lines of business or new products and services;
●	our ability to recruit and retain key employees;
●	real estate values in our lending area;
●	changes in accounting principles, standards, rules, and interpretations, and the related impact on our financial statements;
●	an insufficient ACL or volatility in the ACL resulting from the CECL methodology, either alone or as that may be affected by changing economic conditions, credit concentrations, inflation, changing interest rates, or other factors;

●	concentrations of loans secured by real estate, particularly commercial real estate;
●	the effectiveness of our credit processes and management of our credit risk;
●	our ability to compete in the market for financial services and increased competition from fintech companies;
●	technological risks and developments, and cyber threats, attacks, or events;
●	operational, technological, cultural, regulatory, legal, credit, and other risks associated with the exploration, consummation and integration of potential future acquisitions, whether involving stock or cash considerations;
●	the potential adverse effects of unusual and infrequently occurring events, such as weather-related disasters, terrorist acts, geopolitical conflicts or public health events (such as pandemics), and of governmental and societal responses thereto; these potential adverse effects may include, without limitation, adverse effects on the ability of our borrowers to satisfy their obligations to us, on the value of collateral securing loans, on the demand for our loans or our other products and services, on supply chains and methods used to distribute products and services, on incidents of cyberattack and fraud, on our liquidity or capital positions, on risks posed by reliance on third-party service providers, on other aspects of our business operations and on financial markets and economic growth;
●	performance by our counterparties or vendors;
●	deposit flows;
●	the availability of financing and the terms thereof;
●	the level of prepayments on loans and mortgage-backed securities;
●	the effects of legislative or regulatory changes and requirements, including changes in federal, state or local tax laws;
●	actual or potential claims, damages, and fines related to litigation or government actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
●	any event or development that would cause us to conclude that there was an impairment of any asset, including intangible assets, such as goodwill; and
●	other factors, many of which are beyond our control.

Please also refer to such other factors as discussed throughout Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2023 and related disclosures in other filings, which have been filed with the U.S. Securities and Exchange Commission (“SEC”) and are available on the SEC’s website at www.sec.gov. All risk factors and uncertainties described herein and therein should be considered in evaluating forward-looking statements, and all of the forward-looking statements are expressly qualified by the cautionary statements contained or referred to herein and therein. The actual results or developments anticipated may not be realized or, even if substantially realized, they may not have the expected consequences to or effects on the Company or our businesses or operations. Readers are cautioned not to rely too heavily on forward-looking statements. Forward-looking statements speak only as of the date they are made. We do not intend or assume any obligation to update, revise or clarify any forward-looking statements that may be made from time to time by or on behalf of the Company, whether as a result of new information, future events or otherwise, except as required by law.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Results of Operations
Interest and dividend income	$320,888	$262,915	$230,247	$583,802	$447,793
Interest expense	136,354	115,090	78,163	251,444	142,265
Net interest income	184,534	147,825	152,084	332,358	305,528
Provision for credit losses	21,751	8,239	6,069	29,989	17,920
Net interest income after provision for credit losses	162,783	139,586	146,015	302,369	287,608
Noninterest income	23,812	25,552	24,197	49,365	33,824
Noninterest expenses	150,005	105,273	105,661	255,279	213,934
Income before income taxes	36,590	59,865	64,551	96,455	107,498
Income tax expense	11,429	10,096	9,310	21,525	16,604
Net income	25,161	49,769	55,241	74,930	90,894
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$22,194	$46,802	$52,274	$68,996	$84,960

Interest earned on earning assets (FTE) (1)	$324,702	$266,636	$233,913	$591,339	$455,248
Net interest income (FTE) (1)	188,348	151,546	155,750	339,895	312,983
Total revenue (FTE) (1)	212,160	177,098	179,947	389,260	346,807
Pre-tax pre-provision adjusted operating earnings (7)	94,635	70,815	74,553	165,449	147,751

Key Ratios
Earnings per common share, diluted	$0.25	$0.62	$0.70	$0.84	$1.13
Return on average assets (ROA)	0.41%	0.94%	1.10%	0.66%	0.90%
Return on average equity (ROE)	3.35%	7.79%	9.00%	5.39%	7.51%
Return on average tangible common equity (ROTCE) (2) (3)	6.99%	13.32%	16.11%	10.06%	13.46%
Efficiency ratio	72.00%	60.72%	59.94%	66.88%	63.04%
Efficiency ratio (FTE) (1)	70.70%	59.44%	58.72%	65.58%	61.69%
Net interest margin	3.39%	3.11%	3.37%	3.26%	3.39%
Net interest margin (FTE) (1)	3.46%	3.19%	3.45%	3.33%	3.47%
Yields on earning assets (FTE) (1)	5.96%	5.62%	5.19%	5.80%	5.05%
Cost of interest-bearing liabilities	3.33%	3.23%	2.42%	3.28%	2.22%
Cost of deposits	2.46%	2.39%	1.61%	2.43%	1.44%
Cost of funds	2.50%	2.43%	1.74%	2.47%	1.58%

Operating Measures (4)
Adjusted operating earnings	$59,319	$51,994	$58,348	$111,312	$108,537
Adjusted operating earnings available to common shareholders	56,352	49,027	55,381	105,378	102,603
Adjusted operating earnings per common share, diluted	$0.63	$0.65	$0.74	$1.28	$1.37
Adjusted operating ROA	0.97%	0.99%	1.16%	0.98%	1.08%
Adjusted operating ROE	7.90%	8.14%	9.51%	8.01%	8.96%
Adjusted operating ROTCE (2) (3)	15.85%	13.93%	17.03%	14.92%	16.14%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.24%	56.84%	55.30%	54.30%	55.66%

Per Share Data
Earnings per common share, basic	$0.25	$0.62	$0.70	$0.84	$1.13
Earnings per common share, diluted	0.25	0.62	0.70	0.84	1.13
Cash dividends paid per common share	0.32	0.32	0.30	0.64	0.60
Market value per share	32.85	35.31	25.95	32.85	25.95
Book value per common share	32.30	31.88	30.31	32.30	30.31
Tangible book value per common share (2)	17.67	19.27	17.58	17.67	17.58
Price to earnings ratio, diluted	33.04	14.11	9.28	19.53	11.35
Price to book value per common share ratio	1.02	1.11	0.86	1.02	0.86
Price to tangible book value per common share ratio (2)	1.86	1.83	1.48	1.86	1.48
Weighted average common shares outstanding, basic	89,768,466	75,197,113	74,995,450	82,482,790	74,914,247
Weighted average common shares outstanding, diluted	89,768,466	75,197,376	74,995,557	82,482,921	74,915,977
Common shares outstanding at end of period	89,769,734	75,381,740	74,998,075	89,769,734	74,998,075

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Capital Ratios
Common equity Tier 1 capital ratio (5)	9.47%	9.86%	9.86%	9.47%	9.86%
Tier 1 capital ratio (5)	10.27%	10.77%	10.81%	10.27%	10.81%
Total capital ratio (5)	13.00%	13.62%	13.64%	13.00%	13.64%
Leverage ratio (Tier 1 capital to average assets) (5)	9.05%	9.62%	9.64%	9.05%	9.64%
Common equity to total assets	11.62%	11.14%	10.96%	11.62%	10.96%
Tangible common equity to tangible assets (2)	6.71%	7.05%	6.66%	6.71%	6.66%

Financial Condition
Assets	$24,761,413	$21,378,120	$20,602,332	$24,761,413	$20,602,332
LHFI (net of deferred fees and costs)	18,347,190	15,851,628	15,066,930	18,347,190	15,066,930
Securities	3,491,481	3,141,416	3,143,236	3,491,481	3,143,236
Earning Assets	22,067,549	19,236,100	18,452,007	22,067,549	18,452,007
Goodwill	1,207,484	925,211	925,211	1,207,484	925,211
Amortizable intangibles, net	95,980	17,288	23,469	95,980	23,469
Deposits	20,000,877	17,278,435	16,411,987	20,000,877	16,411,987
Borrowings	1,206,734	1,057,724	1,320,301	1,206,734	1,320,301
Stockholders' equity	3,043,686	2,548,928	2,424,470	3,043,686	2,424,470
Tangible common equity (2)	1,573,865	1,440,072	1,309,433	1,573,865	1,309,433

Loans held for investment, net of deferred fees and costs
Construction and land development	$1,454,545	$1,246,251	$1,231,720	$1,454,545	$1,231,720
Commercial real estate - owner occupied	2,397,700	1,981,613	1,952,189	2,397,700	1,952,189
Commercial real estate - non-owner occupied	4,906,285	4,225,018	4,113,318	4,906,285	4,113,318
Multifamily real estate	1,353,024	1,074,957	788,895	1,353,024	788,895
Commercial & Industrial	3,944,723	3,561,971	3,373,148	3,944,723	3,373,148
Residential 1-4 Family - Commercial	737,687	515,667	518,317	737,687	518,317
Residential 1-4 Family - Consumer	1,251,033	1,081,094	1,017,698	1,251,033	1,017,698
Residential 1-4 Family - Revolving	718,491	616,951	600,339	718,491	600,339
Auto	396,776	440,118	585,756	396,776	585,756
Consumer	115,541	113,414	134,709	115,541	134,709
Other Commercial	1,071,385	994,574	750,841	1,071,385	750,841
Total LHFI	$18,347,190	$15,851,628	$15,066,930	$18,347,190	$15,066,930

Deposits
Interest checking accounts	$5,044,503	$4,753,485	$4,824,192	$5,044,503	$4,824,192
Money market accounts	4,330,928	4,104,282	3,413,936	4,330,928	3,413,936
Savings accounts	1,056,474	895,213	986,081	1,056,474	986,081
Customer time deposits of $250,000 and over	1,015,032	721,155	578,739	1,015,032	578,739
Other customer time deposits	2,691,600	2,293,800	1,813,031	2,691,600	1,813,031
Time deposits	3,706,632	3,014,955	2,391,770	3,706,632	2,391,770
Total interest-bearing customer deposits	14,138,537	12,767,935	11,615,979	14,138,537	11,615,979
Brokered deposits	1,335,092	665,309	485,702	1,335,092	485,702
Total interest-bearing deposits	$15,473,629	$13,433,244	$12,101,681	$15,473,629	$12,101,681
Demand deposits	4,527,248	3,845,191	4,310,306	4,527,248	4,310,306
Total deposits	$20,000,877	$17,278,435	$16,411,987	$20,000,877	$16,411,987

Averages
Assets	$24,620,198	$21,222,756	$20,209,687	$22,921,478	$20,296,536
LHFI (net of deferred fees and costs)	18,154,673	15,732,599	14,746,218	16,943,636	14,626,579
Loans held for sale	12,392	9,142	14,413	10,767	10,168
Securities	3,476,890	3,153,556	3,176,662	3,315,223	3,321,308
Earning assets	21,925,128	19,089,393	18,091,809	20,507,261	18,164,545
Deposits	20,033,678	17,147,181	16,280,154	18,590,430	16,348,304
Time deposits	4,243,344	3,459,138	2,500,966	3,851,241	2,396,827
Interest-bearing deposits	15,437,549	13,311,837	11,903,004	14,374,693	11,813,929
Borrowings	1,043,297	1,012,797	1,071,171	1,028,047	1,096,567
Interest-bearing liabilities	16,480,846	14,324,634	12,974,175	15,402,740	12,910,496
Stockholders' equity	3,021,929	2,568,243	2,460,741	2,795,086	2,442,273
Tangible common equity (2)	1,549,876	1,458,478	1,345,426	1,504,178	1,326,043

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Asset Quality
Allowance for Credit Losses (ACL)
Beginning balance, Allowance for loan and lease losses (ALLL)	$136,190	$132,182	$116,512	$132,182	$110,768
Add: Recoveries	1,348	977	1,035	2,325	2,202
Less: Charge-offs	3,088	5,894	2,602	8,982	8,328
Add: Initial Allowance - PCD American National loans	3,896	—	—	3,896	—
Add: Initial Provision - Non-PCD American National loans	13,229	—	—	13,229	—
Add: Provision for loan losses	6,556	8,925	5,738	15,481	16,041
Ending balance, ALLL	$158,131	$136,190	$120,683	$158,131	$120,683

Beginning balance, Reserve for unfunded commitment (RUC)	$15,582	$16,269	$15,199	$16,269	$13,675
Add: Initial Provision - RUC American National loans	1,353	—	—	1,353	—
Add: Provision for unfunded commitments	622	(687)	349	(65)	1,873
Ending balance, RUC	$17,557	$15,582	$15,548	$17,557	$15,548
Total ACL	$175,688	$151,772	$136,231	$175,688	$136,231

ACL / total LHFI	0.96%	0.96%	0.90%	0.96%	0.90%
ALLL / total LHFI	0.86%	0.86%	0.80%	0.86%	0.80%
Net charge-offs / total average LHFI (annualized)	0.04%	0.13%	0.04%	0.08%	0.08%
Provision for loan losses/ total average LHFI (annualized)	0.44%	0.23%	0.16%	0.34%	0.22%

Nonperforming Assets
Construction and land development	$1,144	$342	$284	$1,144	$284
Commercial real estate - owner occupied	4,651	2,888	3,978	4,651	3,978
Commercial real estate - non-owner occupied	10,741	10,335	6,473	10,741	6,473
Multifamily real estate	1	—	—	1	—
Commercial & Industrial	3,408	6,480	2,738	3,408	2,738
Residential 1-4 Family - Commercial	1,783	1,790	1,844	1,783	1,844
Residential 1-4 Family - Consumer	10,799	10,990	10,033	10,799	10,033
Residential 1-4 Family - Revolving	3,028	3,135	3,461	3,028	3,461
Auto	354	429	291	354	291
Consumer	4	—	3	4	3
Nonaccrual loans	$35,913	$36,389	$29,105	$35,913	$29,105
Foreclosed property	230	29	50	230	50
Total nonperforming assets (NPAs)	$36,143	$36,418	$29,155	$36,143	$29,155
Construction and land development	$764	$171	$24	$764	$24
Commercial real estate - owner occupied	1,047	3,634	2,463	1,047	2,463
Commercial real estate - non-owner occupied	1,309	1,197	2,763	1,309	2,763
Multifamily real estate	141	144	—	141	—
Commercial & Industrial	684	1,860	810	684	810
Residential 1-4 Family - Commercial	678	1,030	693	678	693
Residential 1-4 Family - Consumer	1,645	1,641	1,716	1,645	1,716
Residential 1-4 Family - Revolving	1,449	1,343	1,259	1,449	1,259
Auto	263	284	243	263	243
Consumer	176	141	74	176	74
Other Commercial	7,464	—	66	7,464	66
LHFI ≥ 90 days and still accruing	$15,620	$11,445	$10,111	$15,620	$10,111
Total NPAs and LHFI ≥ 90 days	$51,763	$47,863	$39,266	$51,763	$39,266
NPAs / total LHFI	0.20%	0.23%	0.19%	0.20%	0.19%
NPAs / total assets	0.15%	0.17%	0.14%	0.15%	0.14%
ALLL / nonaccrual loans	440.32%	374.26%	414.65%	440.32%	414.65%
ALLL/ nonperforming assets	437.51%	373.96%	413.94%	437.51%	413.94%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Past Due Detail
Construction and land development	$1,689	$2,163	$295	$1,689	$295
Commercial real estate - owner occupied	3,450	3,663	602	3,450	602
Commercial real estate - non-owner occupied	1,316	2,271	—	1,316	—
Multifamily real estate	1,694	—	—	1,694	—
Commercial & Industrial	2,154	5,540	254	2,154	254
Residential 1-4 Family - Commercial	873	1,407	1,076	873	1,076
Residential 1-4 Family - Consumer	1,331	6,070	1,504	1,331	1,504
Residential 1-4 Family - Revolving	2,518	1,920	1,729	2,518	1,729
Auto	3,463	3,192	2,877	3,463	2,877
Consumer	385	418	334	385	334
Other Commercial	289	8,187	23	289	23
LHFI 30-59 days past due	$19,162	$34,831	$8,694	$19,162	$8,694
Construction and land development	$155	$1,097	$—	155	—
Commercial real estate - owner occupied	72	—	10	72	10
Commercial real estate - non-owner occupied	—	558	—	—	—
Multifamily real estate	632	—	—	632	—
Commercial & Industrial	192	348	400	192	400
Residential 1-4 Family - Commercial	689	98	189	689	189
Residential 1-4 Family - Consumer	1,960	204	2,813	1,960	2,813
Residential 1-4 Family - Revolving	795	1,477	1,114	795	1,114
Auto	565	330	564	565	564
Consumer	309	197	214	309	214
Other Commercial	—	102	—	—	—
LHFI 60-89 days past due	$5,369	$4,411	$5,304	$5,369	$5,304

Past Due and still accruing	$40,151	$50,687	$24,109	$40,151	$24,109
Past Due and still accruing / total LHFI	0.22%	0.32%	0.16%	0.22%	0.16%

Alternative Performance Measures (non-GAAP)
Net interest income (FTE) (1)
Net interest income (GAAP)	$184,534	$147,825	$152,084	$332,358	$305,528
FTE adjustment	3,814	3,721	3,666	7,537	7,455
Net interest income (FTE) (non-GAAP)	$188,348	$151,546	$155,750	$339,895	$312,983
Noninterest income (GAAP)	23,812	25,552	24,197	49,365	33,824
Total revenue (FTE) (non-GAAP)	$212,160	$177,098	$179,947	$389,260	$346,807

Average earning assets	$21,925,128	$19,089,393	$18,091,809	$20,507,261	$18,164,545
Net interest margin	3.39%	3.11%	3.37%	3.26%	3.39%
Net interest margin (FTE)	3.46%	3.19%	3.45%	3.33%	3.47%

Tangible Assets (2)
Ending assets (GAAP)	$24,761,413	$21,378,120	$20,602,332	$24,761,413	$20,602,332
Less: Ending goodwill	1,207,484	925,211	925,211	1,207,484	925,211
Less: Ending amortizable intangibles	95,980	17,288	23,469	95,980	23,469
Ending tangible assets (non-GAAP)	$23,457,949	$20,435,621	$19,653,652	$23,457,949	$19,653,652

Tangible Common Equity (2)
Ending equity (GAAP)	$3,043,686	$2,548,928	$2,424,470	$3,043,686	$2,424,470
Less: Ending goodwill	1,207,484	925,211	925,211	1,207,484	925,211
Less: Ending amortizable intangibles	95,980	17,288	23,469	95,980	23,469
Less: Perpetual preferred stock	166,357	166,357	166,357	166,357	166,357
Ending tangible common equity (non-GAAP)	$1,573,865	$1,440,072	$1,309,433	$1,573,865	$1,309,433

Average equity (GAAP)	$3,021,929	$2,568,243	$2,460,741	$2,795,086	$2,442,273
Less: Average goodwill	1,208,588	925,211	925,211	1,066,899	925,211
Less: Average amortizable intangibles	97,109	18,198	23,748	57,653	24,663
Less: Average perpetual preferred stock	166,356	166,356	166,356	166,356	166,356
Average tangible common equity (non-GAAP)	$1,549,876	$1,458,478	$1,345,426	$1,504,178	$1,326,043

ROTCE (2)(3)
Net income available to common shareholders (GAAP)	$22,194	$46,802	$52,274	$68,996	$84,960
Plus: Amortization of intangibles, tax effected	4,736	1,497	1,751	6,232	3,550
Net income available to common shareholders before amortization of intangibles (non-GAAP)	$26,930	$48,299	$54,025	$75,228	$88,510

Return on average tangible common equity (ROTCE)	6.99%	13.32%	16.11%	10.06%	13.46%

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Operating Measures (4)
Net income (GAAP)	$25,161	$49,769	$55,241	$74,930	$90,894
Plus: Merger-related costs, net of tax	24,236	1,563	—	25,799	—
Plus: Strategic cost saving initiatives, net of tax	—	—	3,109	—	3,109
Plus: FDIC special assessment, net of tax	—	664	—	664	—
Plus: Legal reserve, net of tax	—	—	—	—	3,950
Plus: Deferred tax asset write-down	4,774	—	—	4,774	—
Less: (Loss) gain on sale of securities, net of tax	(5,148)	2	2	(5,145)	(10,584)
Adjusted operating earnings (non-GAAP)	59,319	51,994	58,348	111,312	108,537
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Adjusted operating earnings available to common shareholders (non-GAAP)	$56,352	$49,027	$55,381	$105,378	$102,603

Operating Efficiency Ratio (1)(6)
Noninterest expense (GAAP)	$150,005	$105,273	$105,661	$255,279	$213,934
Less: Amortization of intangible assets	5,995	1,895	2,216	7,889	4,494
Less: Merger-related costs	29,778	1,874	—	31,652	—
Less: FDIC special assessment	—	840	—	840	—
Less: Strategic cost saving initiatives	—	—	3,935	—	3,935
Less: Legal reserve	—	—	—	—	5,000
Adjusted operating noninterest expense (non-GAAP)	$114,232	$100,664	$99,510	$214,898	$200,505

Noninterest income (GAAP)	$23,812	$25,552	$24,197	$49,365	$33,824
Less: (Loss) gain on sale of securities	(6,516)	3	2	(6,513)	(13,398)
Adjusted operating noninterest income (non-GAAP)	$30,328	$25,549	$24,195	$55,878	$47,222

Net interest income (FTE) (non-GAAP) (1)	$188,348	$151,546	$155,750	$339,895	$312,983
Adjusted operating noninterest income (non-GAAP)	30,328	25,549	24,195	55,878	47,222
Total adjusted revenue (FTE) (non-GAAP) (1)	$218,676	$177,095	$179,945	$395,773	$360,205

Efficiency ratio	72.00%	60.72%	59.94%	66.88%	63.04%
Efficiency ratio (FTE) (1)	70.70%	59.44%	58.72%	65.58%	61.69%
Adjusted operating efficiency ratio (FTE) (1)(6)	52.24%	56.84%	55.30%	54.30%	55.66%

Operating ROA & ROE (4)
Adjusted operating earnings (non-GAAP)	$59,319	$51,994	$58,348	$111,312	$108,537

Average assets (GAAP)	$24,620,198	$21,222,756	$20,209,687	$22,921,478	$20,296,536
Return on average assets (ROA) (GAAP)	0.41%	0.94%	1.10%	0.66%	0.90%
Adjusted operating return on average assets (ROA) (non-GAAP)	0.97%	0.99%	1.16%	0.98%	1.08%

Average equity (GAAP)	$3,021,929	$2,568,243	$2,460,741	$2,795,086	$2,442,273
Return on average equity (ROE) (GAAP)	3.35%	7.79%	9.00%	5.39%	7.51%
Adjusted operating return on average equity (ROE) (non-GAAP)	7.90%	8.14%	9.51%	8.01%	8.96%

Operating ROTCE (2)(3)(4)
Adjusted operating earnings available to common shareholders (non-GAAP)	$56,352	$49,027	$55,381	$105,378	$102,603
Plus: Amortization of intangibles, tax effected	4,736	1,497	1,751	6,232	3,550
Adjusted operating earnings available to common shareholders before amortization of intangibles (non-GAAP)	$61,088	$50,524	$57,132	$111,610	$106,153

Average tangible common equity (non-GAAP)	$1,549,876	$1,458,478	$1,345,426	$1,504,178	$1,326,043
Adjusted operating return on average tangible common equity (non-GAAP)	15.85%	13.93%	17.03%	14.92%	16.14%

Pre-tax pre-provision adjusted operating earnings (7)
Net income (GAAP)	$25,161	$49,769	$55,241	$74,930	$90,894
Plus: Provision for credit losses	21,751	8,239	6,069	29,989	17,920
Plus: Income tax expense	11,429	10,096	9,310	21,525	16,604
Plus: Merger-related costs	29,778	1,874	—	31,652	—
Plus: Strategic cost saving initiatives	—	—	3,935	—	3,935
Plus: FDIC special assessment	—	840	—	840	—
Plus: Legal reserve	—	—	—	—	5,000
Less: (Loss) gain on sale of securities, net of tax	(6,516)	3	2	(6,513)	(13,398)
Pre-tax pre-provision adjusted operating earnings (non-GAAP)	$94,635	$70,815	$74,553	$165,449	$147,751
Less: Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Pre-tax pre-provision adjusted operating earnings available to common shareholders (non-GAAP)	$91,668	$67,848	$71,586	$159,515	$141,817

Weighted average common shares outstanding, diluted	89,768,466	75,197,376	74,995,557	82,482,921	74,915,977
Pre-tax pre-provision earnings per common share, diluted	$1.02	$0.90	$0.95	$1.93	$1.89

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

KEY FINANCIAL RESULTS (UNAUDITED)

(Dollars in thousands, except share data)

	As of & For Three Months Ended			As of & For Six Months Ended
	6/30/24	3/31/24	6/30/23	6/30/24	6/30/23
Mortgage Origination Held for Sale Volume
Refinance Volume	$4,234	$5,638	$4,076	$9,872	$7,528
Purchase Volume	48,487	31,768	32,168	80,255	64,361
Total Mortgage loan originations held for sale	$52,721	$37,406	$36,244	$90,127	$71,889
% of originations held for sale that are refinances	8.0%	15.1%	11.2%	11.0%	10.5%

Wealth
Assets under management	$6,487,087	$5,258,880	$4,774,501	$6,487,087	$4,774,501

Other Data
End of period full-time employees	2,083	1,745	1,878	2,083	1,878
Number of full-service branches	129	109	109	129	109
Number of automatic transaction machines (ATMs)	149	123	123	149	123

(1)	These are non-GAAP financial measures. The Company believes net interest income (FTE), total revenue (FTE), and total adjusted revenue (FTE), which are used in computing net interest margin (FTE), efficiency ratio (FTE) and adjusted operating efficiency ratio (FTE), provide valuable additional insight into the net interest margin and the efficiency ratio by adjusting for differences in tax treatment of interest income sources. The entire FTE adjustment is attributable to interest income on earning assets, which is used in computing the yield on earning assets. Interest expense and the related cost of interest-bearing liabilities and cost of funds ratios are not affected by the FTE components.
(2)	These are non-GAAP financial measures. Tangible assets and tangible common equity are used in the calculation of certain profitability, capital, and per share ratios. The Company believes tangible assets, tangible common equity and the related ratios are meaningful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which the Company believes will assist investors in assessing the capital of the Company and its ability to absorb potential losses. The Company believes tangible common equity is an important indication of its ability to grow organically and through business combinations as well as its ability to pay dividends and to engage in various capital management strategies.
(3)	These are non-GAAP financial measures. The Company believes that ROTCE is a meaningful supplement to GAAP financial measures and is useful to investors because it measures the performance of a business consistently across time without regard to whether components of the business were acquired or developed internally.
(4)
(4)
These are non-GAAP financial measures. Adjusted operating measures exclude, as applicable, merger-related costs, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, deferred tax asset write-down, and (loss) gain on sale of securities. The Company believes these non-GAAP adjusted measures provide investors with important information about the continuing economic results of the Company’s operations.

(5)	All ratios at June 30, 2024 are estimates and subject to change pending the Company’s filing of its FR Y9-C. All other periods are presented as filed.
(6)	The adjusted operating efficiency ratio (FTE) excludes, as applicable, the amortization of intangible assets, merger-related costs, FDIC special assessments, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), legal reserves associated with our previously disclosed settlement with the CFPB, and (loss) gain on sale of securities. This measure is similar to the measure used by the Company when analyzing corporate performance and is also similar to the measure used for incentive compensation. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.
(7)	These are non-GAAP financial measures. Pre-tax pre-provision adjusted earnings excludes, as applicable, the provision for credit losses, which can fluctuate significantly from period-to-period under the CECL methodology, income tax expense, merger-related costs, strategic cost saving initiatives (principally composed of severance charges related to headcount reductions and charges for exiting leases), FDIC special assessments, legal reserves associated with our previously disclosed settlement with the CFPB, and (loss) gain on sale of securities. The Company believes this adjusted measure provides investors with important information about the continuing economic results of the Company’s operations.

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except share data)

	June 30,	December 31,	June 30,
	2024	2023	2023
ASSETS	(unaudited)	(audited)	(unaudited)
Cash and cash equivalents:
Cash and due from banks	$233,065	$196,754	$199,778
Interest-bearing deposits in other banks	207,129	167,601	227,015
Federal funds sold	5,820	13,776	1,474
Total cash and cash equivalents	446,014	378,131	428,267
Securities available for sale, at fair value	2,555,723	2,231,261	2,182,448
Securities held to maturity, at carrying value	810,450	837,378	849,610
Restricted stock, at cost	125,308	115,472	111,178
Loans held for sale	12,906	6,710	10,327
Loans held for investment, net of deferred fees and costs	18,347,190	15,635,043	15,066,930
Less: allowance for loan and lease losses	158,131	132,182	120,683
Total loans held for investment, net	18,189,059	15,502,861	14,946,247
Premises and equipment, net	114,987	90,959	114,786
Goodwill	1,207,484	925,211	925,211
Amortizable intangibles, net	95,980	19,183	23,469
Bank owned life insurance	489,550	452,565	446,441
Other assets	713,952	606,466	564,348
Total assets	$24,761,413	$21,166,197	$20,602,332
LIABILITIES
Noninterest-bearing demand deposits	$4,527,248	$3,963,181	$4,310,306
Interest-bearing deposits	15,473,629	12,854,948	12,101,681
Total deposits	20,000,877	16,818,129	16,411,987
Securities sold under agreements to repurchase	64,585	110,833	130,461
Other short-term borrowings	725,500	810,000	799,400
Long-term borrowings	416,649	391,025	390,440
Other liabilities	510,116	479,883	445,574
Total liabilities	21,717,727	18,609,870	18,177,862
Commitments and contingencies
STOCKHOLDERS' EQUITY
Preferred stock, $10.00 par value	173	173	173
Common stock, $1.33 par value	118,475	99,147	99,088
Additional paid-in capital	2,273,312	1,782,286	1,776,494
Retained earnings	1,034,313	1,018,070	959,582
Accumulated other comprehensive loss	(382,587)	(343,349)	(410,867)
Total stockholders' equity	3,043,686	2,556,327	2,424,470
Total liabilities and stockholders' equity	$24,761,413	$21,166,197	$20,602,332

Common shares outstanding	89,769,734	75,023,327	74,998,075
Common shares authorized	200,000,000	200,000,000	200,000,000
Preferred shares outstanding	17,250	17,250	17,250
Preferred shares authorized	500,000	500,000	500,000

ATLANTIC UNION BANKSHARES CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(Dollars in thousands, except share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Interest and dividend income:
Interest and fees on loans	$285,198	$234,600	$205,172	$519,796	$395,165
Interest on deposits in other banks	2,637	1,280	1,014	3,918	2,507
Interest and dividends on securities:
Taxable	24,886	18,879	15,565	43,765	32,317
Nontaxable	8,167	8,156	8,496	16,323	17,804
Total interest and dividend income	320,888	262,915	230,247	583,802	447,793
Interest expense:
Interest on deposits	122,504	101,864	65,267	224,368	117,100
Interest on short-term borrowings	8,190	8,161	8,044	16,351	15,607
Interest on long-term borrowings	5,660	5,065	4,852	10,725	9,558
Total interest expense	136,354	115,090	78,163	251,444	142,265
Net interest income	184,534	147,825	152,084	332,358	305,528
Provision for credit losses	21,751	8,239	6,069	29,989	17,920
Net interest income after provision for credit losses	162,783	139,586	146,015	302,369	287,608
Noninterest income:
Service charges on deposit accounts	9,086	8,569	8,118	17,655	16,020
Other service charges, commissions and fees	1,967	1,731	1,693	3,698	3,439
Interchange fees	3,126	2,294	2,459	5,420	4,784
Fiduciary and asset management fees	6,907	4,838	4,359	11,745	8,620
Mortgage banking income	1,193	867	449	2,060	1,303
(Loss) gain on sale of securities	(6,516)	3	2	(6,513)	(13,398)
Bank owned life insurance income	3,791	3,245	2,870	7,037	5,698
Loan-related interest rate swap fees	1,634	1,216	2,316	2,850	3,755
Other operating income	2,624	2,789	1,931	5,413	3,603
Total noninterest income	23,812	25,552	24,197	49,365	33,824
Noninterest expenses:
Salaries and benefits	68,531	61,882	62,019	130,413	122,547
Occupancy expenses	7,836	6,625	6,094	14,462	12,450
Furniture and equipment expenses	3,805	3,309	3,565	7,114	7,317
Technology and data processing	10,274	8,127	8,566	18,401	16,708
Professional services	4,377	3,081	4,433	7,458	7,847
Marketing and advertising expense	2,983	2,318	2,817	5,301	5,168
FDIC assessment premiums and other insurance	4,675	5,143	4,074	9,818	7,973
Franchise and other taxes	5,013	4,501	4,499	9,514	8,997
Loan-related expenses	1,275	1,323	1,619	2,598	3,171
Amortization of intangible assets	5,995	1,895	2,216	7,889	4,494
Merger-related costs	29,778	1,874	—	31,652	—
Other expenses	5,463	5,195	5,759	10,659	17,262
Total noninterest expenses	150,005	105,273	105,661	255,279	213,934
Income before income taxes	36,590	59,865	64,551	96,455	107,498
Income tax expense	11,429	10,096	9,310	21,525	16,604
Net Income	$25,161	$49,769	$55,241	$74,930	$90,894
Dividends on preferred stock	2,967	2,967	2,967	5,934	5,934
Net income available to common shareholders	$22,194	$46,802	$52,274	$68,996	$84,960

Basic earnings per common share	$0.25	$0.62	$0.70	$0.84	$1.13
Diluted earnings per common share	$0.25	$0.62	$0.70	$0.84	$1.13

AVERAGE BALANCES, INCOME AND EXPENSES, YIELDS AND RATES (TAXABLE EQUIVALENT BASIS) (UNAUDITED)

(Dollars in thousands)

	For the Quarter Ended
	June 30, 2024			March 31, 2024
	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)	Average Balance	Interest Income / Expense (1)	Yield / Rate (1)(2)
Assets:
Securities:
Taxable	$2,221,486	$24,886	4.51%	$1,895,820	$18,879	4.01%
Tax-exempt	1,255,404	10,338	3.31%	1,257,736	10,324	3.30%
Total securities	3,476,890	35,224	4.07%	3,153,556	29,203	3.72%
LHFI, net of deferred fees and costs (3)(4)	18,154,673	286,391	6.34%	15,732,599	235,832	6.03%
Other earning assets	293,565	3,087	4.23%	203,238	1,601	3.17%
Total earning assets	21,925,128	$324,702	5.96%	19,089,393	$266,636	5.62%
Allowance for loan and lease losses	(157,204)			(133,090)
Total non-earning assets	2,852,274			2,266,453
Total assets	$24,620,198			$21,222,756

Liabilities and Stockholders' Equity:
Interest-bearing deposits:
Transaction and money market accounts	$10,117,794	$74,833	2.97%	$8,952,119	$65,254	2.93%
Regular savings	1,076,411	555	0.21%	900,580	501	0.22%
Time deposits (5)	4,243,344	47,116	4.47%	3,459,138	36,109	4.20%
Total interest-bearing deposits	15,437,549	122,504	3.19%	13,311,837	101,864	3.08%
Other borrowings (6)	1,043,297	13,850	5.34%	1,012,797	13,226	5.25%
Total interest-bearing liabilities	$16,480,846	$136,354	3.33%	$14,324,634	$115,090	3.23%

Noninterest-bearing liabilities:
Demand deposits	4,596,129			3,835,344
Other liabilities	521,294			494,535
Total liabilities	21,598,269			18,654,513
Stockholders' equity	3,021,929			2,568,243
Total liabilities and stockholders' equity	$24,620,198			$21,222,756

Net interest income (FTE)		$188,348			$151,546

Interest rate spread			2.63%			2.39%
Cost of funds			2.50%			2.43%
Net interest margin (FTE)			3.46%			3.19%

(1)	Income and yields are reported on a taxable equivalent basis using the statutory federal corporate tax rate of 21%.
(2)	Rates and yields are annualized and calculated from rounded amounts in thousands, which appear above.
(3)	Nonaccrual loans are included in average loans outstanding.
(4)	Interest income on loans includes $15.7 million and $819,000 for the three months ended June 30, 2024 and March 31, 2024, respectively, in accretion of the fair market value adjustments related to acquisitions.
(5)	Interest expense on time deposits includes $1.0 million and $1,000 for the three months ended June 30, 2024 and March 31, 2024, respectively, in accretion of the fair market value adjustments related to acquisitions.
(6)	Interest expense on borrowings includes $285,000 and $216,000 for the three months ended June 30, 2024 and March 31, 2024, respectively, in amortization of the fair market value adjustments related to acquisitions.